SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	Press release dated June 18, 2003. *

* furnished herewith

ITEM 9. REGULATION FD DISCLOSURE.

On Wednesday, June 18, 2003, Charter Communications, Inc. announced approval from its lenders to amend the Charter Communications Operating, LLC $5.2 billion senior secured credit facilities agreement. The closing of the amendment was consummated on June 19, 2003. The entirety of the press release appearing in Exhibit 99.1 hereto is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,

Registrant

Dated: June 19, 2003

By: /s/ Steven A. Schumm Name: Steven A. Schumm Title: Executive Vice President and Chief Administrative Officer and interim Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 18, 2003 (furnished pursuant to Item 9).